Exhibit 15.1

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the real estate investment programs sponsored by Cottonwood Residential, Inc., Cottonwood Residential O.P., LP and their affiliates, collectively referred to herein as the “prior real estate programs.” These programs were not prior programs of Cottonwood Multifamily Opportunity Fund, Inc. Cottonwood Residential, Inc. is a real estate investment trust that, through its affiliates and subsidiaries, provided real estate investment and management services. See the offering circular “Prior Performance Summary – Restructuring of Cottonwood Residential, Inc.” for more information. Cottonwood Capital Property Management II, Inc., our sponsor, also sponsored Cottonwood Multifamily REIT I, Inc. which is a real estate investment trust that closed its $50 million, fully subscribed offering pursuant to Regulation A in April 2017 and invests in stabilized multifamily real estate and real estate-related assets. The other prior programs consisted of tenant in common offerings which had investment objectives that targeted investors who were completing tax deferred exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended, and entities that were formed to accept the contribution of tenant in common interests in property in exchange for interests in such entity. Thus, while these prior programs acquired multifamily real estate, the investment objectives of such prior programs were not similar to those of Cottonwood Multifamily Opportunity Fund, Inc.

This information should be read together with the summary of information included in the “Prior Performance Summary” section of the offering circular.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

Description of the Tables

All information contained in the Tables in this Exhibit 15.1 is as of December 31, 2017. The following tables are included herein:

Table I – Experience in Raising and Investing Funds

Table III – Annual Operating Results of Prior Real Estate Programs

Table IV – Operating Results of Prior Real Estate Programs Which Have Completed Operations

Table III includes information regarding the last five prior programs offered by Cottonwood Residential O.P., LP and its affiliates. Table IV includes information regarding the last five completed prior programs offered by Cottonwood Residential O.P., LP and its affiliates.

We have not included in this Exhibit 15.1 Table II (Compensation to Sponsor) or Table V (Sale or Disposition of Properties by Prior Real Estate Programs) because the information contained in these tables is not applicable to the prior programs.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Table I sets forth the experience in raising and investing funds of prior real estate programs whose offerings closed during the three years ending December 31, 2017. All figures are as of December 31, 2017.

Cottonwood Multifamily REIT I, Inc.
Dollar amount offered	$50,000,000
Dollar amount raised	$50,000,000
Length of Offering	9 months
Months to invest 90% of amount of available for investment	<1 month

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2017. All figures are as of December 31, 2017 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Cottonwood Multifamily REIT I
	2013	2014	2015	2016	2017
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	—	10	51,921	50,833
Total assets (after depreciation)	—	—	—	48,784	43,134
Liabilities	—	—	—	(24,444)	(2,162)
Summary Income Statement Data
Gross revenues	—	—	—	4,344	10,778
Operating expenses	—	—	—	(1,859)	(4,737)

Operating income	—	—	—	2,485	6,041
Interest expense	—	—	—	(2,106)	(2,995)
Non-operating, including depreciation and amortization	—	—	—	(3,584)	(5,871)

Net (loss)	—	—	—	(3,205)	(2,825)
Summary Cash Flows Data
Cash provided by operating activities	—	—	—	—	2,127
Cash from (used in) investing activities	—	—	—	(48,199)	2,220
Cash from (used in) financing activities	—	—	10	50,570	(6,403)

Net increase (decrease) in cash	—	—	—	2,371	(2,056)
Amount and Source of Distributions
Distributions from operations	—	—	—	259	2,714
Distributions from financing	—	—	—	—	—
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2017. All figures are as of December 31, 2017 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Toscana at Valley Ridge
	2013	2014	2015	2016	2017
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	—	31,114	31,631	31,418
Total assets (after depreciation)	—	—	30,636	30,059	28,723
Liabilities	—	—	(19,911)	(19,929)	(19,828)
Summary Income Statement Data (1)
Gross revenues	—	—	1,250	3,079	3,432
Operating expenses	—	—	(630)	(1,384)	(1,436)

Operating income	—	—	620	1,695	1,996
Interest expense	—	—	(358)	(834)	(831)
Non-operating, including depreciation and amortization	—	—	(1,284)	(1,224)	(1,117)

Net (loss)	—	—	(1,021)	(363)	48
Summary Cash Flows Data (1)
Cash provided by operating activities	—	—	690	1,805	1,196
Cash (used in) investing activities	—	—	(13)	(634)	601
Cash (used in) financing activities	—	—	(43)	—	(102)

Net increase in cash	—	—	635	1,171	1,695
Amount and Source of Distributions
Distributions from operations	—	—	—	200	1,252
Distributions from financing	—	—	—	—	—
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2017. All figures are as of December 31, 2017 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Scott Mountain
	2013	2014	2015	2016	2017
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	24,909	25,363	40,239	40,275	41,093
Total assets (after depreciation)	22,248	21,884	39,403	37,947	37,163
Liabilities	(15,949)	(15,640)	(23,837)	(23,877)	(34,606)
Summary Income Statement Data (1)
Gross revenues	2,976	3,144	3,567	3,965	4,451
Operating expenses	(1,363)	(1,433)	(1,427)	(1,441)	(1,504)

Operating income	1,612	1,711	2,140	2,525	2,947
Interest expense	(792)	(791)	(834)	(869)	(1,149)
Non-operating, including depreciation and amortization	(819)	(850)	(2,474)	(1,478)	(1,569)

Net income (loss)	1	70	(1,168)	177	229
Summary Cash Flows Data (1)
Cash provided by operating activities	850	865	1,564	1,664	1,798
Cash (used in) investing activities	(437)	(354)	(393)	(1,103)	(540)
Cash provided by (used in) financing activities	(247)	(260)	7,364	—	10,400

Net increase in cash	165	250	8,535	561	11,658
Amount and Source of Distributions
Distributions from operations	502	125	49	880	1,218
Distributions from financing	—	—	6,643	721	10,400
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2017. All figures are as of December 31, 2017 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Courtney Oaks
	2013	2014	2015	2016	2017
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	1,125	38,157	38,658	47,270
Total assets (after depreciation)	—	N/A	37,432	36,569	43,718
Liabilities	—	(238)	(24,527)	(24,597)	(24,346)
Summary Income Statement Data (1)
Gross revenues	—	567	3,451	3,718	3,992
Operating expenses	—	(205)	(1,325)	(1,326)	(1,447)

Operating income	—	362	2,126	2,392	2,545
Interest expense	—	(138)	(538)	(1,042)	(1,039)
Non-operating, including depreciation and amortization	—	(353)	(2,812)	(1,394)	(1,498)

Net (loss)	—	(129)	(1,224)	(44)	8
Summary Cash Flows Data (1)
Cash provided by operating activities	—	418	1,604	1,382	1,507
Cash (used in) investing activities	—	(88)	(408)	(362)	(609)
Cash provided by (used in) financing activities	—	(57)	7,391	—	—

Net increase (decrease) in cash	—	272	8,587	1,021	898
Amount and Source of Distributions
Distributions from operations	—	—	226	339	883
Distributions from financing	—	—	7,391	532	—
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2017. All figures are as of December 31, 2017 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Summer Park
	2013	2014	2015	2016	2017
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	40,592	41,683	41,240	41,958
Total assets (after depreciation)	—	40,226	40,322	38,828	38,438
Liabilities	—	(21,274)	(22,965)	(23,029)	(23,068)
Summary Income Statement Data
Gross revenues	—	1,505	4,313	4,599	5,123
Operating expenses	—	(586)	(1,677)	(1,825)	(2,065)

Operating income	—	919	2,636	2,774	3,057
Interest expense	—	(403)	(1,091)	(858)	(858)
Non-operating, including depreciation and amortization	—	(438)	(1,641)	(1,108)	(1,171)

Net income (loss)	—	78	(97)	808	1,028
Summary Cash Flows Data
Cash provided by operating activities	—	418	1,565	1,977	2,051
Cash (used in) investing activities	—	(135)	(193)	(805)	(288)
Cash provided by (used in) financing activities	—	(164)	1,726	—	—

Net increase in cash	—	119	3,098	1,173	1,763
Amount and Source of Distributions
Distributions from operations	—	403	588	1,258	1,449
Distributions from financing	—	—	1,384	342	—
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2017. All figures are as of December 31, 2017 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Arbors at Fairview
	2013	2014	2015	2016	2017
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	—	—	17,449	17,351
Total assets (after depreciation)	—	—	—	17,372	16,660
Liabilities	—	—	—	(11,381)	(11,612)
Summary Income Statement Data
Gross revenues	—	—	—	304	2,381
Operating expenses	—	—	—	(146)	(1,123)

Operating income	—	—	—	158	1,259
Interest expense	—	—	—	(36)	(395)
Non-operating, including depreciation and amortization	—	—	—	(234)	(1,115)

Net income (loss)	—	—	—	(112)	(252)
Summary Cash Flows Data
Cash provided by operating activities	—	—	—	2	863
Cash (used in) investing activities	—	—	—	375	(276)
Cash provided by (used in) financing activities	—	—	—	1,367	—

Net increase in cash	—	—	—	1,744	587
Amount and Source of Distributions
Distributions from operations	—	—	—	108	678
Distributions from financing	—	—	—	1,367	—
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

TABLE IV

OPERATING RESULTS OF COMPLETED PRIOR PROGRAMS

(UNAUDITED)

Table IV presents information regarding the operating results of the last five prior real estate programs that have completed operations (no longer hold properties) during the five years ended December 31, 2017. All amounts presented are as of December 31, 2017.

	Appling Lakes	Arbors at Windsor Lake	Gables Apartments	Sanctuary	West Town
Aggregate Dollar Amount Raised	$7,033,422	$6,807,000	$7,635,000	$18,025,760	$5,685,000
Duration of Program (Months)	65	115	119	25	120
Date of Program Closing	10/17/2017	8/30/2017	11/29/2017	8/29/2017	6/5/2017
Total Compensation Paid to Sponsor(1)	$1,596,242	$1,535,391	$1,556,118	$2,864,591	$1,726,758
Median Leverage	76%	59%	70%	65%	71%
Annualized Return on Investment(2)	16.78%	6.31%	3.16%	93.77%	3.7%
Start Date	5/17/2012	1/29/2008	12/31/2007	7/23/2015	5/31/2007
End Date	10/17/2017	8/30/2017	11/29/2017	8/29/2017	6/5/2017
Median Month	Jan-15	Nov-12	Dec-12	Aug-16	Jun-12

(1)

Includes acquisition fees, property and asset management fees, disposition fees, financing fees, and other ancillary services. A portion of these fees are used to reimburse costs incurred by the Sponsor.

(2)	Annualized return on investment is the internal rate of return over the program period using the respective cash flows from invested capital, distributions received, and proceeds from sale.